Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 17, 2007 relating to the financial statements, which is included in Workstream Inc.’s Annual Report on Form 10-K for the year ended May 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Orlando, Florida
August 20, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2006 relating to the financial statements, which is incleuded in Workstream Inc.’s Annual Report on Form 10-K for the year ended May 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Ottawa, Ontario
August 20, 2007